EXHIBIT 10.3

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to STAR HARRISON PLACE, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s rights and obligations under and in regard to that certain Sale and Purchase Agreement dated April 29, 2014, (as may have been amended or may hereafter be amended, the “Purchase Agreement”), between Harrison Place Investments, LLC, an Indiana limited liability company (“Seller”) and Assignor for the purchase and sale of that certain real property located in Indianapolis, Indiana, as more particularly described in Exhibit A attached hereto (the “Property”).

Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.

All of the provisions, covenants and agreements contained in the Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment, and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.

(SIGNATURES APPEAR ON FOLLOWING PAGE)

WITNESS THE EXECUTION HEREOF, as of this June 30, 2014.

ASSIGNOR:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Ana Marie del Rio, Vice President

ASSIGNEE:

STAR HARRISON PLACE, LLC
a Delaware limited liability company

By:	Steadfast Apartment Advisor, LLC,
a Delaware limited liability
company, its Manager

By:	/s/ Kevin J. Keating
Kevin J. Keating, Treasurer

Exhibit A

DESCRIPTION OF THE LAND

A part of the Southeast Quarter of Section 5, Township 16 North, Range 5 East, Marion County, Indiana,
being more particularly described as follows:

Commencing at the southwest corner of said quarter section; thence North 88 degrees 50 minutes 58 seconds East (bearings based on survey completed by Schneider Corporation, Job No. 426, unrecorded)
42.67 feet along the south line of said quarter section to the centerline of Lee Road as dedicated by
Instrument No. 1996-0160709; thence North 1 degree 27 minutes 59 seconds West 1384.54 feet along said centerline of Lee Road; thence North 89 degrees 47 minutes 56 seconds East 40.01 feet to the east right-of-way line of said Lee Road and the point of beginning of this description; thence North I degree
27 minutes 59 seconds West 1016.53 feet along the right-of-way line of said Lee Road to a point which is
230.00 feet south of the south right-of-way line of 59th Street; thence North 88 degrees 11 minutes 42 seconds East 780.70 feet parallel with the right-of-way line of said 59th Street to the west right-of-way line of Walter Reed Road; thence South 1 degree 25 minutes 17 seconds East 708.91 feet along the right-of-
way line of said Walter Reed Road; thence South 1 degree 12 minutes 38 seconds East 866.89 feet along said right-of-way line to the proposed north right-of-way line of Otis Avenue; thence South 89 degrees 47 minutes 56 seconds West 289.92 feet to the southeast corner of a 6.002-acre tract conveyed to the American Legion per Instrument No. 1999-0009590; thence North 1 degree 27 minutes 59 seconds
West 537.50 feet along the east line of said 6.002-acre tract to the northeast corner of said tract; thence
South 89 degrees 47 minutes 56 seconds West 486.53 feet along the north line of said tract to the point of beginning.

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